                                  EXHIBIT 99(a)

                                  NATIONS, INC.

                              FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1996

                         [COOPERS & LYBRAND LETTERHEAD]




REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Nations, Inc.:

We have audited the accompanying balance sheet of Nations, Inc. as of December 31, 1996 and the related statements of earnings, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nations, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                /s/ COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
April 10, 1997

NATIONS, INC.

Balance Sheet
as of December 31, 1996

                               ASSETS                                    1996
                                                                     -------------
Current assets:
  Cash                                                               $     67,586
  Accounts receivable, net of allowances of $895,300                   11,706,871
  Notes receivable                                                         93,950
  Prepaid Expenses                                                        135,000
  Deferred taxes                                                          561,275
                                                                     -------------

        Total current assets                                           12,564,682
                                                                     -------------

  Property and equipment:
    Leasehold improvements                                                604,078
    Equipment, furniture, and fixtures                                  1,164,547
    Less:  Accumulated depreciation                                    (1,195,156)
                                                                     -------------

                                                                          573,469
                                                                     -------------

  Notes Receivable                                                        174,175
  Other Noncurrent Assets                                                 225,959
  Deferred Taxes                                                           88,297
                                                                     -------------

                                                                          488,431
                                                                     -------------

          Total assets                                               $ 13,626,582
                                                                     =============


                LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Bank revolving credit note                                         $  3,783,024
  Current maturities of long-term loans                                   334,000
  Book overdraft                                                          284,188
  Accounts payable, trade                                               3,924,093
  Accrued expenses, including payroll                                   2,073,355
  Income taxes payable                                                  1,005,597
                                                                     -------------

        Total current liabilities                                      11,404,257

Long-term loans, less current maturities                                  350,000
Deferred taxes                                                            159,270
                                                                     -------------

        Total liabilities                                              11,913,527
                                                                     -------------

Commitments and Contingencies (Note 8)

Stockholder's equity:
  Common stock - no par value:  2,500 shares authorized,
    1,276 shares issued and outstanding                                     1,000
  Retained earnings                                                     3,587,055
  Less cost of treasury stock - 1,224 shares                            1,875,000
                                                                     -------------

        Total stockholder's equity                                      1,713,055
                                                                     -------------

          Total liabilities and stockholder's equity                 $ 13,626,582
                                                                     =============


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.                            -2-

NATIONS, INC.

Statement of Earnings
for the year ended December 31, 1996



                                                                          1996
                                                                     -------------
Contract Revenues                                                    $ 45,292,379

Direct Costs:
  Direct labor                                                         10,695,542
  Direct travel                                                         5,669,084
  Subcontracts                                                          9,097,550
  Direct material                                                          60,914
  Other direct costs                                                    8,539,383
                                                                     -------------

                                                                       34,062,473
                                                                     -------------

        Gross profit from operations                                   11,229,906
                                                                     -------------

Operating expenses                                                      8,519,488
                                                                     -------------

Other (income) expenses:
  Other income                                                            (14,656)
  Interest expense                                                        311,350
                                                                     -------------

                                                                          296,694
                                                                     -------------

        Net income before taxes                                         2,413,724
                                                                     -------------

Provision for income taxes                                                981,777
                                                                     -------------

          Net income                                                 $  1,431,947
                                                                     =============


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.                            -3-

NATIONS, INC.

Statement of Changes in Stockholder's Equity for the year ended December 31, 1996



                                                                          1996
                                                                     -------------
Common stock:
  Balance at beginning of year                                       $      1,000
                                                                     -------------

        Balance at end of year                                              1,000
                                                                     -------------

Retained earnings:
  Balance at beginning of year                                          2,155,108

        Net income                                                      1,431,947
                                                                     -------------

        Balance at end of year                                          3,587,055
                                                                     -------------

Treasury stock:
  Balance at beginning of year                                          1,256,000

        Treasury stock purchase                                           619,000

        Balance at end of year                                          1,875,000
                                                                     -------------

          Total stockholder's equity                                 $  1,713,055
                                                                     =============



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.                            -4-

NATIONS, INC.

Statement of Cash Flows
for the year ended December 31, 1996



                                                                          1996
                                                                     -------------
Cash flows from operating activities:
  Net income                                                         $  1,431,947
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                        178,983
      Deferred taxes                                                     (234,286)
  Decrease/(increase) in:
    Accounts receivable                                                (2,326,489)
    Prepaid expenses                                                     (135,000)
    Other noncurrent assets                                              (140,165)
  Increase/(decrease) in:
    Accounts payable                                                      198,951
    Accrued expenses, including payroll                                   950,759
    Income tax payable                                                    648,060
                                                                     -------------

Net cash provided by operating activities                                 572,760
                                                                     -------------

Cash flows from investing activities:
  Purchase of fixed assets                                               (354,944)
                                                                     -------------

Net cash used in investing activities                                    (354,944)
                                                                     -------------

Cash flows from financing activities:
  Net borrowings under bank revolving credit note                         770,334
  Decrease in book overdraft                                              (20,540)
  Loans to shareholder                                                   (156,024)
  Payments of long term loans                                             (84,000)
  Payments related to treasury stock purchase agreements                 (660,000)
                                                                     -------------

Net cash used in financing activities                                    (150,230)
                                                                     -------------

Net increase in cash                                                       67,586

Cash at beginning of the year
                                                                     -------------

Cash at end of the year                                              $     67,586
                                                                     =============

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                             $    255,350
                                                                     =============

  Cash paid during the year for taxes                                $    568,000
                                                                     =============

Supplemental disclosure of non cash financing activities:
  Note obligation incurred in 1996 for the purchase of treasury
      stock                                                          $    500,000
                                                                     =============


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.                            -5-

NATIONS, INC.

NOTES TO FINANCIAL STATEMENTS


1.   Organization and Nature of Operations:

     Nations, Inc. ("Nations or the "Company") a New Jersey Corporation started business in 1983. The Company provides a broad range of services to the United States Government, primarily software engineering, modeling and simulation and program management support services. The Company presently provides software support to the U.S. Army's legacy simulations and is also supporting the new Army and Joint Service engineering simulation systems. The Company participated in the SBA (8a) program for nine years and graduated in September 1996. Management does not anticipate an adverse effect to the operations of the Company based upon its graduation. Substantially all of the Company's 1996 revenues were generated as a result of contracts with the United States Government.



2.   Summary of Significant Accounting Policies:

     a. Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b. Revenue Recognition - The Company's contracts with the United States Government consist of cost plus, fixed fee and time and materials contracts. Revenues under such contracts are recognized at the time services are rendered or related costs are incurred. Billings (including retainages) under such contracts are usually monthly or semi-monthly. All of the Company's contracts (except fixed fee contracts) contain retainage provisions whereby 5% of the contractual amounts are withheld, up to a maximum amount of $50,000 for time and materials contracts and $100,000 for cost-plus contracts. Under the terms of these provisions, payment of retainage may be withheld pending satisfactory completion of a contract audit by the Defense Contract Audit Agency ("DCAA"). The Company records a receivable and the related revenue for retainage when billed. Retainage billed and outstanding is approximately $405,000 at December 31, 1996. Additionally, the Company records revenues on indirect costs incurred on contracts that are in excess of the provisional amounts billed. These costs are billable pursuant to the contract to which they pertain and are subject to the DCAA audits. The Company records these revenues at their net realizable value (see Note
        3). Audits by the DCAA have been completed through 1992.

NATIONS, INC.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     c. Property and Equipment - Property and equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives of the assets or terms of related leases. Estimated useful lives range from 3 to 15 years for leasehold improvements and 3 to 5 years for equipment, furniture and fixtures. Upon retirement or sale, the cost of disposed assets and the related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

     d. Income Taxes - In accordance with Statement of Financial Accounting Standards No. 109, deferred income taxes are provided using the liability method whereby deferred tax assets are established for the difference between the financial reporting and income tax basis of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion on management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


3.   ACCOUNTS RECEIVABLE:

     Accounts receivable at December 31, 1996 is comprised of the following:

                                                  1996
                                              ------------

     Billed                                   $ 6,806,663
     Unbilled                                   5,795,508
                                              ------------

                                               12,602,171

     Less, reserve                                895,300
                                              ------------

               Accounts receivable, net       $11,706,871
                                              ============

     Unbilled receivables represent revenue which is not currently billable to the U.S. Government under the terms of the contracts. Included within unbilled receivables at December 31, 1996 is approximately $1,120,000, related to indirect costs incurred on contracts currently in process. Management expects that substantially all unbilled costs will be billed and collected in the subsequent year. Included within unbilled receivables at December 31, 1996 is approximately $143,000 due from the U.S. Government related to a claim the Company has on one of its contracts with the U.S. Government. Management expects this amount to be collected during 1997.

NATIONS, INC.

4.   BORROWINGS:

     The Company has a Commercial Revolving Line of Credit (the "Line") with Huntington National Bank, West Virginia, (the "Bank") for an amount not to exceed $4,500,000 of which outstanding borrowings at December 31, 1996 is $3,783,024. The line is in effect until April 30, 1998 and can be extended at that time at the discretion of the Bank. Interest is at the Bank's prime rate plus .5% for 1996 with a minimum or floor rate of 7.5%. This rate was 8.75% at December 31, 1996. Interest on outstanding borrowings is payable monthly, with principal payable on demand. Under the terms and conditions of the line, the Company is required to assign accounts receivable under designated governmental contracts as collateral. Substantially all receivables under contracts with the U.S. Government have been assigned at December 31, 1996. Advances under the line can not exceed 75% of certain of the Company's billed accounts receivable.

     The Company also has three term loans with the Bank with an aggregate balance outstanding of $684,000 at December 31, 1996. These loans require monthly repayments with a balloon payment due in August of 1998 for two of these term loans. The third term loan is due in monthly installments through 1998. Interest is charged at prime plus 3% (11.25% at December 31, 1996) for two of these term loans. The third term loan is charged interest at the Bank's prime rate plus .75% (9% at December 31, 1996) with a minimum or floor rate of 7.5%. These term loans are collateralized by substantially all of the Company's assets.

     All borrowings of the Company from the bank are guaranteed by John A. Pla., CEO, the sole shareholder and President of the Company.

     The line and term loan require the Company to maintain a minimum tangible net worth. The line and term loan also contain a subjective acceleration clause, which allows the Bank to accelerate repayment of the loan based upon a material adverse change in the Company's operations. Annual maturities of these term loans as of December 31, 1996 are as follows:

      1997                                          $ 334,000
      1998 (including balloon)                        350,000
                                                    ----------

                                                    $ 684,000
                                                    ==========

     Based on borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of bank loans approximates its carrying value.

NATIONS, INC.

5.   STOCKHOLDER'S EQUITY:

     The Company completed a transaction in 1996 for the purchase of stock from a former director/shareholder of the Company. Included in the prior year treasury stock balance is an estimated amount to complete such transaction. The settlement reached in 1996 resulted in additional treasury stock of $619,000.



6.   RELATED PARTY TRANSACTIONS:

     The Company formerly utilized the services of a third party claims administrator, Benefits Plan Association ("BPA"), for it's employee medical payments (effective January 1, 1997, the Company is utilizing Mass Mutual/Unicare as its administrator). BPA is controlled by the son of a former director/shareholder. Payments to BPA for reimbursement of employee medical claims during 1996 totaled $621,043. Additionally, payments for administrative fees associated with this service during 1996 were $554,039. Included in the accompanying balance sheet at December 31, 1996 is an accrual for incurred but not yet reported employee medical claims totaling approximately $186,000.

     The Company pays the premiums relating to three insurance policies on the life of John A. Pla, CEO. The Company is the owner and beneficiary of all three policies. Monthly premiums for all three policies are $7,625 for 1996. The Company also paid the premiums relating to an insurance policy on a former director/shareholder for which the Company is not the named beneficiary or owner. Monthly premiums for this policy totaled $5,474 for 1996. Subsequent to 1996, the Company is no longer obligated to pay the premiums relating to the insurance policy on the former director/shareholder.

     The Company has made advances to John A. Pla, CEO and certain employees of the Company, of which $268,125 are outstanding at December 31, 1996. The advances are included in notes receivable in the balance sheet. The advances bear interest at 7% and are payable in yearly installments through 1998.



7.   EMPLOYEE BENEFIT PLANS:

     Substantially all of the Company's full-time employees are eligible to participate in the Company's 401k Savings Plan which provides benefits to eligible employees. Under the Plan, employees may participate by contributing between 1% and 20% of earnings, subject to IRS limitations. The Company may match employee contributions. No Company contributions were made during 1996. The Company does not provide any other post-retirement or post-employment benefits.

NATIONS, INC.

8.   COMMITMENTS AND CONTINGENCIES:

     a. The Company leases office space in Tinton Falls, NJ from a former director/shareholder of approximately 22,000 and 5,000 sq. ft., expiring in January and August, 2007, respectively. The monthly rent under the leases is approximately $30,000 and $7,000, respectively, and the Company is also responsible for paying all charges relating to real estate taxes through July, 1998. At December 31, 1996, the estimated excess real estate taxes due on office space not used by the Company approximates $95,000 and has been recorded in the accompanying balance sheet.

        The Company also leases other office space and various equipment under noncancelable operating leases.

        Future minimum rental payments under noncancelable leases, including amounts under the Tinton Falls office leases, are:

           1997                            $ 1,167,395
           1998                              1,071,129
           1999                              1,039,528
           2000                                965,716
           2001                                470,539
           Thereafter                        2,659,248
                                           ------------

               Total                       $ 7,373,555
                                           ============

        The Company's leases generally contain renewal and escalation clauses. Total rental expense for 1996 was approximately $1,939,000.

     b. The Company was served with a complaint in which the Plaintiff has asserted a claim for a brokerage commission totaling approximately $333,000 arising out of the Company's leased premises in Tinton Falls. The Company denies that an exclusive brokerage agreement was in effect at the time of leasing the premises. Discovery has been completed and the matter is scheduled for trial in the second calendar quarter of 1997. Based on a number of factors, including the advice of legal counsel, management believes that the eventual resolution will not have a material adverse effect on the Company's financial position.

NATIONS, INC.

8.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

     c. The Company has a consulting agreement and covenant not to compete with a former shareholder. Under the terms of the consulting agreement, the Company is to pay the former shareholder $5,000 per month through October 1997. At December 31, 1996, the Company recorded the remaining amounts due of $50,000 in the accompanying balance sheet. Under the terms of the covenant not to compete, the Company is to pay the former shareholder $25,000 per calendar quarter through the first quarter of 1998. Additionally, the Company provides medical benefits to the former shareholder and a relative of the former shareholder. Total premiums and benefits paid in 1996 approximated $16,300. The Company is obligated to continue these medical benefits through October of 1997.

     d. The Company has entered into an agreement with an officer of the Company providing that in the event of a sale of all or substantially all of the capital stock or assets of the Company or a merger of the Company with another entity the officer will receive immediately prior to the closing of such transaction 319 shares of the Company's capital stock (which number of shares if issued on December 31, 1996 would constitute 20% of the then issued and outstanding shares of Nations Capital stock) in consideration of services to the Company. The agreement with the officer terminates in the event that the officer voluntarily terminates his employment or is terminated for cause prior to the issuance of the shares. In the event of the issuance of such shares, the Company will incur compensation expense on the date of issuance equal to the fair market value on such date of the capital stock issued.


9.   CONCENTRATION OF CREDIT RISK:

     The Company's revenues and respective receivables are all with various agencies of the United States Government, primarily with the U.S. Department of Defense. Three contracts account for approximately 60% of 1996 revenues and 51% of billed receivables at December 31, 1996. One of these three contracts accounts for approximately 24% and 23% of 1996 revenues and billed receivables at December 31, 1996, respectively.

NATIONS, INC.

10.  INCOME TAXES:

     The 1996 provision/(benefit) for income taxes consists of the following:

                                         1996
                                     ------------
     Current:
       Federal                       $ 1,069,559
       State                             146,504
                                     ------------

             Total current             1,216,063
                                     ------------

     Deferred:
       Federal                          (186,570)
       State                             (47,716)
                                     ------------

             Total deferred             (234,286)
                                     ------------

               Total provision       $   981,777
                                     ============

     The Company's effective tax rate differs from the statutory rate principally due to state income taxes (net of federal benefit) and officers life insurance.

     The components of the net deferred tax asset at December 31, 1996 are as follows:

                                         1996
                                     ------------
     Deferred tax assets:
       Federal                       $   517,276
       State                             132,296
                                     ------------

             Total                       649,572

     Deferred tax liabilities:
       Federal                           126,832
       State                              32,438
                                     ------------

             Total                       159,270
                                     ------------

     Net deferred tax asset          $   490,302
                                     ============

     Deferred tax assets consists primarily of an allowance for bad debts, longer deprecation lives on fixed assets for tax purposes and certain currently nondeductible accruals. Deferred tax liabilities consists primarily of currently nontaxable receivables.

NATIONS, INC.

     Based on the Company's historical and current pre-tax earnings, management believes it is more likely than not that the Company will realize the deferred tax assets recorded in the accompanying balance sheet.

                                  NATIONS, INC.
                              INTERIM BALANCE SHEET
                                 MARCH 31, 1997

                                   (UNAUDITED)

                        (IN THOUSANDS, EXCEPT SHARE DATA)




                             ASSETS
Current assets:
      Receivables, net ........................................ $  9,123
      Prepaid expenses and other ..............................      655
                                                                --------
         Total current assets ................................. $  9,778
                                                                --------

Property and equipment, net ...................................      528
Other .........................................................      431
                                                                --------
                                                                $ 10,737
                                                                ========



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Current maturities of long-term debt .................... $    251
      Line of credit ..........................................    1,803
      Accounts payable ........................................    3,069
      Accrued expenses ........................................    2,328
      Other ...................................................      479
                                                                --------
         Total current liabilities ............................ $  7,930
                                                                --------

Long-term debt, excluding current maturities ..................      350
Other liabilities .............................................      159
                                                                --------
         Total liabilities .................................... $  8,439
                                                                --------

Shareholders' equity:
      Common stock, no par value, 2,500 shares authorized
         1,276 shares issued and outstanding at March 31, 1997  $      1
      Retained earnings .......................................    4,172
      Treasury stock, at cost, 1,224 shares ...................   (1,875)
                                                                --------
         Total shareholders' equity ........................... $  2,298
                                                                --------
                                                                $ 10,737
                                                                ========





       See accompanying notes to unaudited interim financial statements.

                                NATIONS, INC.

                        INTERIM STATEMENTS OF OPERATIONS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                   (UNAUDITED)

                                 (IN THOUSANDS)




                                                                           1997            1996
                                                                           ----             ----

Contract revenue .....................................................  $ 11,565         $  9,270

Contract costs .......................................................     8,468            6,972
                                                                        --------         --------
                                                                           3,097            2,298
                                                                        --------         --------

Indirect, general and administrative expenses ........................     2,050            1,743
                                                                        --------         --------

      Operating income ...............................................     1,047              555
                                                                        --------         --------

Interest expense .....................................................       (57)             (64)
Other income (expense), net ..........................................        (4)               3
                                                                        --------         --------

      Income before income taxes .....................................       986              494

Income tax expense ...................................................       401              201
                                                                        --------         --------

      Net income .....................................................  $    585         $    293
                                                                        ========         ========





       See accompanying notes to unaudited interim financial statements.

                                NATIONS, INC.

                        INTERIM STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                   (UNAUDITED)

                                 (IN THOUSANDS)




                                                                1997        1996
                                                                ----        ----

Cash flows from operating activities:
      Net income ...........................................   $   585    $   293
      Noncash items included in net income:
         Depreciation and amortization .....................        45         45
         (Increase) decrease in:
             Receivables ...................................     2,584        768
             Prepaid expenses and other ....................       135         46
             Other assets ..................................        24       --
         Increase (decrease) in:
             Accounts payable ..............................    (1,139)      (558)
             Accrued expenses ..............................       255        534
             Other liabilities .............................      (527)      (118)
                                                               -------    -------
         Net cash provided by operating activities .........   $ 1,962    $ 1,010
                                                               -------    -------

Cash flows from investing activities:
      Proceeds from notes receivable .......................        35          2
                                                               -------    -------
         Net cash provided by investing activities .........   $    35    $     2
                                                               -------    -------

Cash flows from financing activities:
      Net advances (repayments) of line of credit ..........    (1,980)     4,900
      Principal payments of long-term debt .................       (85)      --
                                                               -------    -------
         Net cash provided by (used in) financing activities   $(2,065)   $ 4,900
                                                               -------    -------

Increase (decrease) in cash and equivalents ................       (68)     5,912

Cash and equivalents, beginning of period ..................        68       --
                                                               -------    -------

Cash and equivalents, end of period ........................   $  --      $ 5,912
                                                               =======    =======





       See accompanying notes to unaudited interim financial statements.

                                NATIONS, INC.

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                 MARCH 31, 1997

                                   (UNAUDITED)





1.      BASIS OF PRESENTATION

        The interim financial statements included herein have been prepared by Nations, Inc. (the "Company"), without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of interim period results have been included. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These unaudited interim financial statements should be read in conjunction with the Company's financial statements and notes thereto for its fiscal year ended December 31, 1996, included elsewhere in this filing. The presentation of certain amounts in the Company's financial statements for its fiscal year ended December 31, 1996 have been reclassified in the interim financial statements. The results of operations for the three-month period ended March 31, 1997, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 1997.


2.      SUBSEQUENT EVENT

        On June 12, 1997, all of the issued and outstanding shares of the Company were sold to BTG, Inc.